FOR IMMEDIATE RELEASE

CKX, INC.

Media Contact: Sean Cassidy
212-981-5233

Ed Tagliaferri
212-981-5182

CKX, Inc. To Hold Investor Call to Discuss Recent Events

New York – January 19, 2010 – CKX, Inc. [NASDAQ:CKXE] announced that Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and Thomas P. Benson, the Company’s Executive Vice President and Chief Financial Officer, will be hosting a conference call for investors today at 12:30 p.m. EST to discuss recent events, including the Company’s recently announced ground-breaking, long-term creative deal with Simon Fuller. The conference call numbers are:

719-325-2427 (International)
888-452-4030 (United States)

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the web site fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

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